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                           TRADEMARK LICENSE AGREEMENT

            AGREEMENT made this 29th day of April, 1996 between WINDY HILL PET FOOD COMPANY, INC., a Delaware corporation with its place of business at Two Maryland Farms, Suite 301, Brentwood, Tennessee 37037 ("Licensor") and HEINZ PET PRODUCTS COMPANY, a division of Star-Kist Foods Inc., a California corporation with its place of business at One Riverfront Place, Newport, Kentucky 41071 ("Licensee").

            WHEREAS, Licensor is the owner of (i) the name, trade name and trademark TUFFY'S which is the subject of certain foreign trademark registrations set forth on Schedule A and (ii) unregistered common law trademarks, trade dress and label designs utilized solely therewith and good will associated therewith (the "Mark");

            WHEREAS, Licensor, Licensee and the other Sellers defined therein have entered into that certain Purchase Agreement, dated April 17, 1996, pursuant to which among other things, Licensor agreed to grant to Licensee an exclusive royalty free license to use the Mark as provided below; and

            WHEREAS, by Agreement, dated June 20, 1995, ProMark International Inc. ("ProMark") has granted to Licensee a non-exclusive five-year license (the "ProMark License") to use, among other intellectual property, the Mark in the United States, including its territories and possessions; and

            WHEREAS, Licensee and ProMark have, by that certain letter agreement, dated as of April 29, 1996, expressly (i) waived any and all rights to the Mark under the ProMark License and (ii) amended the same to provide that the Mark is no longer included in the intellectual property covered by the ProMark License; and

            WHEREAS, Licensor desires to grant to Licensee and Licensee desires to obtain the exclusive right to use the Mark in connection with the manufacture, distribution or sale of its pet food products outside the United States and Canada as more particularly set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:

            1. License Grant.

                  (a) Licensor hereby grants to Licensee the exclusive, royalty-free, perpetual right and license to use the Mark throughout the world but expressly excluding the United States (including its territories and possessions) and
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Canada (the "Territory") on and in connection with the manufacture, distribution or sale of pet food products (the "Licensed Products"), including, but not limited to, on packaging, in trade materials, in print, television and radio advertising and any and all other uses related to the manufacture, distribution or sale of the Licensed Products. Without limiting the foregoing, Licensee shall have the right to use the Mark either as a primary brand, subbrand, maker's mark or otherwise in connection with Licensed Products in any and all channels of distribution provided, however, Licensee agrees that it will not use the Mark with any trademark owned by any entity other than Licensor, except as a corporate identifier.

                  (b) Licensee shall have no right to the Mark or to make, use or sell any products utilizing the Mark (or any reproduction, counterfeit, copy or colorable imitation thereof) other than as expressly granted in this Agreement. Furthermore, Licensee is aware that Licensor has no history of sale or distribution of products using the Mark in certain areas of the Territory and that conflicting use or registrations of the Mark in the Territory may prevent the use or registration of the Mark in jurisdictions in the Territory, including, but not limited in those jurisdictions listed on Schedule A.

                  (c) Licensor and Licensee each expressly acknowledge and agree that nothing in this Agreement gives the other any rights to or interest in any product specifications, recipes or other proprietary materials related to any products in connection with which the Mark is used by the other party and all such information shall be considered confidential information subject to Section 11.

                  (d) Subject to the prior written approval of Licensor, which shall not be unreasonably withheld, Licensee may sublicense the Mark or utilize the services of third party manufacturers to produce the Licensed Products to be sold by Licensee or its approved sublicensees; provided, however, no consent of Licensor is necessary to grant a sublicense to a parent or affiliate of Licensee or to use a parent or affiliate of Licensee as a third party manufacturer. However, in the event Licensee desire to grant a sublicense to a third party who is a major branded competitor or affiliated to a major branded competitor of Licensor, its subsidiaries or its affiliates, Licensee shall notify Licensor in writing of the proposed sublicensee and the material terms of the proposed sublicense and Licensor shall have a right of first refusal to enter into an agreement with Licensee on substantially the same terms and conditions. Within ten (10) business days of receipt of the relevant notice, Licensor shall either notify Licensee of its intention to exercise its right of first refusal or consent to the proposed sublicense and sublicensee on the terms contained in the relevant notice from Licensee. Subject to Licensor's written approval, Licensee will assure that there are adequate quality control provisions in any third party manufacturer agreement or sublicense. Subject to Licensor's written approval, Licensee shall take all steps reasonably necessary to enforce and

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implement such quality control provisions. Licensee will not distribute or permit any of its sublicensees to distribute any Licensed Products which are not produced in compliance with the standards and procedures set forth in Section 2 below.

            2. Quality Standard; Inspections.

                  (a) Licensee shall maintain such quality standards for the Licensed Products as it has maintained for products similar to the Licensed Products prior to the date of this Agreement. Furthermore, Licensee shall take such action as is reasonably necessary to maintain the quality and integrity of the Mark. Licensee represents, warrants and agrees that the Licensed Products bearing the Mark shall be in compliance with all applicable federal, state and local laws, rules and regulations.

                  (b) Upon request, Licensee shall furnish to Licensor a reasonable number of representative production samples of the Licensed Products, in order for Licensor to assure itself that the provisions of this Agreement are being observed. Upon introduction of a new Licensed Product, Licensee agrees that without request it shall furnish to Licensor a reasonable number of representative production samples of the Licensed Products.

                  (c) During the term of this License Agreement, Licensor or its respective designees, shall have the right to conduct annual inspections of the relevant portions of Licensee's manufacturing facilities for compliance with the foregoing quality standards; provided, however, Licensee may restrict access by Licensor's representatives to only those areas where the Licensed Products and ingredients and materials for the Licensed Products are processed, tested or stored. Inspections also may be conducted at any time during the Term when Licensor has reasonable belief that there are or may be quality problems with respect to the Licensed Products. Any or all plant inspections shall be conducted only during regular business hours and upon at least twenty-four (24) hours prior notice. Notwithstanding such right of inspection, nothing herein shall relieve Licensee from any liability or shift any liability to Licensor for Licensee's nonconformance with federal, state or local laws or regulations.

            3. Display; Legends. Licensee shall submit copies of use of the Mark on packaging, labelling, promotional and advertising materials to Licensor prior to use. Licensee shall be free to display the Mark on Licensed Products in such forms or manners as Licensee may choose, provided that any such use shall be of a kind and quality which does not materially detract from the value of the Mark. Licensee shall cause to appear on all written materials on or in connection with which the Mark is used, such legends, markings and notices as Licensor may prescribe in order to give appropriate notices of any trademark or other rights.

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            4. Restrictions On and Covenants Of Licensor.

                  (a) So long as this Agreement is in effect, as between Licensor and Licensee, Licensee shall be the exclusive licensee and/or authorized user of the Mark in the Territory in connection with the Licensed Products and Licensor specifically agrees, on behalf of itself and its successors and assigns, not to license the Mark to any third party or use the Mark in any manner whatsoever in connection with the manufacture, distribution or sale of the Licensed Products in the Territory.

                  (b) Licensor shall be free to display the Mark on or in relation to any of its products bearing the Mark in such forms or manners as Licensor may choose, provided that any such use shall be of a kind and quality which does not materially detract from the value of the Mark. Licensor agrees that it will not use the Mark with any trademark owned by an entity other than Licensor.

                  (c) Licensee covenants and agrees to use its reasonable efforts to maintain at all times during the term of this Agreement in full force and effect the registrations of the Mark listed on Schedule A or new registrations applied for in the manner described below in those countries in the Territory in which Licensee is using the Mark in a manner sufficient to meet the requirements for continued registration of the Mark in the relevant country. In the event that Licensee desires to have Licensor register the Mark or any other mark used with the Mark in any country in the Territory (the "Foreign Registrations"), Licensor will use all reasonable efforts to promptly do so and any such Foreign Registrations automatically shall become part of the definition of the "Mark" for purposes of this License Agreement. Licensee shall be responsible for the reasonable costs of Licensor associated with any Foreign Registrations of the Mark requested by Licensee and actually applied for by Licensor. Licensor may decide not to apply for registration in any country requested by Licensee in the Territory should Licensor, in its reasonable discretion, consider such application or registration likely to lead to opposition or litigation which would materially adversely affect the Mark.

                  (d) In the event that Licensor shall fail to take any action in the Territory reasonably required by Licensor to effectuate the foregoing and Licensor has not advised Licensee that it considers such action, in its reasonable discretion, likely to lead to opposition or litigation which would materially adversely affect the Mark, Licensor hereby appoints Licensee as its attorney-in-fact solely for such purpose (it being acknowledged that such appointment is irrevocable and coupled with an interest) with full power of substitution and delegation. Licensee shall supply Licensor with copies of any such documents promptly after

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execution. In such circumstances, Licensor will use its reasonable efforts to cooperate with Licensee to obtain registration of the Mark in the relevant country.

            5. Dispute Resolution.

                  (a) Licensee and Licensor agree that, in the event that there is a disagreement with regard to whether the quality of a product or a use of the Mark materially detracts from the value of the Mark, senior management of the parties will meet and negotiate in good faith in an attempt to resolve the dispute. In the event that the parties are unable to resolve the dispute within thirty (30) days from the date of written notice of disagreement, either party may submit the dispute to binding arbitration, which shall be conducted as follows: (i) the arbitration panel shall be composed of three parties, one appointed by Licensee, one appointed by Licensor and one chosen by the arbitrators appointed by Licensor and Licensee, provided, however, the third arbitrator shall be an independent third party knowledgeable in marketing and pet food sales and mutually satisfactory to Licensor and Licensee; (ii) the arbitrators, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (iii) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date such arbitration is commenced and shall be final and binding on the parties; and (iv) unless otherwise agreed, all arbitration proceedings shall be conducted in New York City, New York in English. In the event a mutually satisfactory third arbitrator is not appointed within fifteen (15) days of submission of a dispute to binding arbitration, appointment of the third arbitrator shall be as provided in the Rules.

                  (b) If either party concludes in good faith that the quality of a product being sold by the other party bearing the Mark presents a material health hazard, such party shall have the right, notwithstanding the negotiation and arbitration provisions set forth above, to seek an injunction in a court of competent jurisdiction to cause the other party to cease manufacturing, sale or distribution of the offending product, or to recall already distributed product. Furthermore, except as set forth in subsection (a) above, nothing herein shall prevent either party from exercising any other rights or remedies available at law to enforce or preserve their rights under this License Agreement, including, but not limited to, their respective rights to indemnification pursuant to
Section 9 of this Agreement.

            6. Ownership. Licensee acknowledges Licensor's ownership of the Mark subject to this License Agreement and Licensee agrees that all use by Licensee of the Mark shall inure to Licensor's benefit. Licensor and Licensee further agree that any and all alterations or new packaging, label designs and trade dress used on or in connection with the Licensed Products will become part of the Mark and shall be deemed owned from their inception by Licensor without the

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need for additional or further assignments. Licensee shall at any time execute any documents reasonably required by Licensor to confirm Licensor's ownership of all such rights. In the event that Licensee shall fail to execute and return to Licensor any documents reasonably required by Licensor to confirm Licensor's ownership of such rights, Licensee hereby appoints Licensor as its attorney-in-fact for such purpose (it being acknowledged that such appointment is irrevocable and coupled with an interest) with full power of substitution and delegation. Licensor shall supply Licensee with copies of any such documents promptly after execution.

            7. Infringement Proceedings.

                  (a) So long as this Agreement is in effect, each party agrees to notify the other of any unauthorized uses of the Mark by any third party as promptly as it comes to such party's attention. Either Licensee or Licensor shall have the right and discretion to bring infringement or unfair competition proceedings involving the Mark in the manner more specifically described below; provided, however, that each party covenants and agrees to cooperate with and furnish full assistance to one another in connection with the procurement, protection and maintenance of the Mark and their rights associated therewith.

                  (b) Licensor shall have the initial right to determine whether or not any demand, suit or other action shall be taken on account of or with reference to any infringement or unfair competition in connection with the Mark and shall have the right to take such action as it may determine. Licensee shall not institute any suit or take any action on account of any such infringement or unfair competition without first obtaining the express written consent of Licensor to do so. Licensor's consent shall not be unreasonably withheld or delayed. The parties agree to cooperate with each other in any manner which the litigating party may reasonably request in connection with any such litigation; provided, however, that the non-litigating party will be entitled to reimbursement of its reasonable expenses directly related to such cooperation in excess of $5000.00. In all instances, the party commencing the litigation shall have the right to employ counsel of its choosing and to direct the handling of the litigation and the settlement thereof. Notwithstanding the foregoing, no action may be settled by Licensee without the prior consent of Licensor, which consent shall not be unreasonably withheld or delayed. All amounts awarded as damages, profits or otherwise in connection with such litigation shall be divided among the parties as their interests may appear. Nothing herein shall be construed as imposing any duty or obligation upon Licensor to take any action against any alleged infringer.

            8. Termination. Notwithstanding anything herein to the contrary, Licensor shall have the right to terminate this Agreement effective upon ninety
(90) days written notice to Licensee in the event (i) Licensee commits a material breach

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of this Agreement which is not cured to comply with the terms of this Agreement within such ninety (90) day notice period or (ii) Licensee ceases to use the Mark in connection with the manufacture, distribution or sale of the Licensed Products, either as a primary brand, subbrand, maker's mark or otherwise in the ordinary course of business, in connection with Licensed Products for a period in excess of twelve (12) and does not commence use of the Mark in connection with the Licensed Products in the ordinary course of business within the ninety
(90) day notice period. Upon termination of this Agreement, Licensee agrees to destroy any molds, plates, packaging or finished product bearing the Mark which are in its possession or control and thereafter cease any and all use of the Mark.

            9. Indemnification. Licensee shall indemnify and agrees to defend Licensor from any and all damages (but excluding any incidental or consequential damages or claims for lost profits) resulting from or arising out of the manufacture, packaging, distribution, selling, handling, consumption or marketing of Licensed Products by Licensee except to the extent such damages are the result of or caused by the negligence of Licensor or its agents or employees, or the result of instructions or standards dictated by Licensor with respect to the Licensed Products. Furthermore, each party indemnifies and agrees to defend the other in the event of any breach of any covenant or provision of this Agreement. Each party (a) shall provide the other with reasonable notice of any such claims and cooperate with the defense of any such claim, and (b) agrees that the provisions of this Section 10 shall survive the expiration of this Agreement for the period of any applicable statute of limitations. The indemnifications set forth in this paragraph shall include reasonable attorney's fees, settlement costs and any other expenses reasonably related to the indemnification.

            10. Insurance. Licensee shall maintain throughout the Term a reasonably adequate products liability insurance policy with limits of no less than One Million Dollars ($1,000,000.00) combined single limit with a financially responsible insurance carrier naming Licensor as an additional insured and providing Licensor with thirty (30) days notice of cancellation or alteration.

            11. Confidentiality. Any confidential information disclosed by either party to the other, except as set forth below, shall be considered confidential information, and shall be accorded the same treatment which the receiving party gives to its own confidential information. The obligation of confidentiality set forth in the preceding sentence shall not apply to information which (a) was publicly available at the time of the disclosure to the receiving party; (b) subsequently becomes publicly available through no fault of the receiving party; (c) is rightfully acquired by the receiving party, subsequent to disclosure by the other party, from a third party who to the receiving party's knowledge is not in breach of a confidential relationship with regard to such information; or (d) is independently developed by

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the receiving party solely through the efforts of individuals who did not have access to the confidential information.

            12. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns. Notwithstanding the foregoing, neither party shall assign, transfer or delegate any of its rights under this Agreement or delegate any of its obligations under this Agreement to any entity which is not a parent or affiliate of the assigning party without the other party's prior written approval, and any such assignment, transfer or delegation made without such approval shall be void ab initio; provided, however, (i) Licensor and Licensee shall be permitted to assign, transfer or delegate any of its rights and/or obligations under this Agreement in connection with the sale of all or part of its business to any third party without the consent of the other party provided such third party expressly agrees to be bound by the terms and conditions of this Agreement and (ii) Licensor shall be permitted to assign, transfer or delegate any of its rights and/or obligation under this Agreement to any lender providing financing to Licensor without the consent of Licensee provided such assignment, transfer or delegation is expressly subject to the terms and conditions of this Agreement

            13. Force Majeure. Neither party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused by fire, flood, labor dispute, strike, war, energy shortage, insurrection, government restrictions or regulations or force majeure beyond the control of the party involved.

            14. Miscellaneous.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES OR CONFLICTS OF LAW.

                  (b) Nothing herein contained shall be deemed to create the relationship of partnership or joint venture between the parties. Neither party shall have the right to incur any obligation to third parties which shall be binding upon the other and neither party shall have any interest whatever in the profits and liabilities of the other arising out of or resulting from the subject matter of this Agreement.

                  (c) Unless otherwise specified herein, notices to the parties shall be sent by prepaid certified or registered mail, or by a national overnight courier service, to the parties at the following addresses (or at such other address as shall be specified by like notice):


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                        (i)   If to Licensee, to:

                              Heinz Pet Products Company
                              One Riverfront Place
                              Newport, Kentucky 41071
                              Attention: Vice President, Value Brands Marketing

                              with a copy to:

                              H.J. Heinz Company
                              600 Grant Street
                              Pittsburgh, Pennsylvania 15230
                              Attn: Senior Vice President and General Counsel

                        (ii)  If to Licensor, to:

                              Windy Hill Pet Food Company, Inc.
                              Two Maryland Farms, Suite 301
                              Brentwood, Tennessee 37037
                              Attention: Mr. Bobby Dale, President

                              with a copy to:

                              Richards & O'Neil, LLP
                              885 Third Avenue
                              New York, New York 10022
                              Attn: Craigh Leonard, Esq.

                  (d) The failure of either party to insist on compliance with any provision hereof shall not constitute a waiver or modification of such provision or any other provision.

                  (e) If any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not effect the validity or enforceability of any other provision hereto.

                  (f) The paragraph order and heading are for convenience only and shall not be deemed to affect in any way the language, obligations or the provisions to which they refer.


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                  (g) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be amended or modified only in writing executed by each party hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WINDY HILL PET FOOD COMPANY,            HEINZ PET PRODUCTS COMPANY, a
INC.                                    division of Star-Kist Foods Inc.


By: /s/ Robert V. Dale                  By: /s/ Michael Jon Bertasso
    ---------------------------             ------------------------------------
Name:  Robert V. Dale                   Name:  Michael Jon Bertasso
Title: President                        Title: Chief Cost Officer


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                                   SCHEDULE A

                             LIST OF LICENSED MARKS

================================================================================
                   Mark                     Country           Reg. No.
                   ----                     -------           --------
--------------------------------------------------------------------------------
                  Tuffy's                   Benelux            319,988
--------------------------------------------------------------------------------
                  Tuffy's                   Japan            1,279,595
--------------------------------------------------------------------------------
                  Tuffy's                   Japan            1,302,914
         (in Katakana Characters)
--------------------------------------------------------------------------------
                  Tuffy's                   Taiwan             683,198
--------------------------------------------------------------------------------
            Tuffy's and Tuffy's             Taiwan             484,245
          (in Chinese Characters)
================================================================================